Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8, of our reports dated February 29, 2024, relating to the financial statements of Southern Copper Corporation (the “Company”), and the effectiveness of the Company´s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ PAULINA RAMOS RAMIREZ

C.P.C. Paulina Ramos Ramirez

Mexico City, Mexico

February 29, 2024